Exhibit 99.1

Biora Therapeutics Accelerates Debt Reduction and Raises Capital with Large Institutional Investors

Transaction results in nearly 60% reduction in net debt and brings $16.7 million in new capital for the company

Demonstrates investor confidence in near-term catalysts for NaviCap™ and BioJet™ platforms

SAN DIEGO, December 18, 2023 – Biora Therapeutics, Inc. (Nasdaq: BIOR), the biotech company that is reimagining therapeutic delivery, today announced an agreement with institutional investors Athyrium Capital Management, Davidson Kempner Capital Management, and Highbridge Capital Management to reduce the company’s net debt by 60% through a convertible note exchange which also brings $16.7 million in new capital.

“So far in 2023, we’ve reduced Biora’s debt by $83 million in two separate transactions. Between the note exchange implemented in September and today’s transaction, we achieved a 75% overall reduction in net debt. This represents substantial progress toward our goal to optimize our capital structure to align with the current company profile,” said Eric d’Esparbes, Chief Financial Officer of Biora Therapeutics. “The additional capital investment from three established institutional investors demonstrates continued support for our innovative technologies. We look forward to initiating a phase 1 trial for our BT-600 program soon, and we continue to progress our BioJet™ platform, with the recent addition of another big pharma research collaborator,” continued Mr. d’Esparbes.

The company has agreed to exchange an aggregate of $72.5 million principal amounts of its senior convertible notes due 2025 (the “2025 Notes”) for a combination of new convertible senior secured notes due 2028 (the “New Notes”), shares of common stock, and common stock purchase warrants. The transaction is expected to close on December 19, 2023. Details of the transaction can be found in the company’s separate filing on SEC Form 8-K.

Biora is advised by Gibson, Dunn & Crutcher LLP. Davidson Kempner Capital Management and Highbridge Capital Management are advised by Ropes & Gray LLP. Athyrium Capital Management is advised by Ducera Partners LLC and King & Spalding LLP.

This press release is not an offer to sell, or a solicitation of an offer to buy, any securities of the company. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration thereunder or an applicable exemption the registration requirements thereof.

About Biora Therapeutics

Biora Therapeutics is reimagining therapeutic delivery. By creating innovative smart pills designed for targeted drug delivery to the GI tract, and systemic, needle-free delivery of biotherapeutics, the company is developing therapies to improve patients’ lives.

Biora is focused on development of two therapeutics platforms: the NaviCap™ targeted oral delivery platform, which is designed to improve outcomes for patients with inflammatory bowel disease through treatment at the site of disease in the gastrointestinal tract, and the BioJet™ systemic oral delivery platform, which is designed to replace injection for better management of chronic diseases through needle-free, oral delivery of large molecules.

For more information, visit bioratherapeutics.com or follow the company on LinkedIn or Twitter.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the progress and future expectations and goals of our research and development and clinical efforts and research collaboration plans and expectations are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “target,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, our ability to innovate in the field of therapeutics, our ability to make future filings and initiate clinical trials on expected timelines or at all, our ability to obtain and maintain regulatory approval, clearance, or acceptance of our clinical trials or products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, our expectations regarding allowed patents or intended grants to result in issued or granted patents, our expectations regarding opportunities with current or future pharmaceutical collaborators, our ability to raise sufficient capital to achieve our business objectives, the impact of our indebtedness on our business and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and other subsequent documents, including Quarterly Reports, that we file with the SEC.

Biora Therapeutics expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Chuck Padala

Managing Director, LifeSci Advisors

IR@bioratherapeutics.com

(646) 627-8390

Media Contact

media@bioratherapeutics.com